UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2024

SPYRE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street
Building 23
Suite 105
Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 651-5940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 Par Value	SYRE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2024, the Board of Directors (the “Board”) of Spyre Therapeutics, Inc. (the “Company”) adopted a form of indemnification agreement (the “Indemnification Agreement”), which replaced and superseded any previous indemnification agreements between the Company and each such individual as previously adopted by the board of directors of Aeglea BioTherapeutics, Inc., the Company’s predecessor (“Aeglea”). The Company intends to enter into an Indemnification Agreement with each of its directors and executive officers (collectively, the “Indemnitees”). The Indemnification Agreement provides for certain indemnification and advancement of expenses by the Company in connection with actions or proceedings arising out of the Indemnitees’ service as directors or officers of the Company or service to other entities at the Company’s request, on the terms and subject to the conditions set forth therein.

The foregoing description of the Indemnification Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Indemnification Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On February 1, 2024, Alison Lawton resigned from the Board, effective immediately. Ms. Lawton’s resignation was not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Director

On February 1, 2024, the Board appointed Mark McKenna as a Class I director to fill the vacancy resulting from Ms. Lawton’s resignation, effective immediately.

Mr. McKenna, age 44, has served as Chief Investment Officer and Managing Director of McKenna Capital Partners, a family office dedicated to investing in breakthrough treatments for debilitating diseases, since June 2023. Mr. McKenna most recently served as the President and Chief Executive Officer and as a member of the board of directors of Prometheus Biosciences, Inc. (“Prometheus”), a clinical stage biotechnology company, from September 2019 to June 2023, when Prometheus was acquired by Merck & Co., Inc., and as Chairman of the board of directors from August 2021 to June 2023. Prior to Prometheus, he served as President of Salix Pharmaceuticals, Inc., a pharmaceutical company and wholly-owned subsidiary of Bausch Health Companies, Inc., from March 2016 through August 2019. Prior to Salix, Mr. McKenna spent more than a decade in various roles with Bausch + Lomb, also a division of Bausch, most recently as Senior Vice President and General Manager of its U.S. Vision Care business. Before joining Bausch + Lomb, he held several positions with Johnson & Johnson. Mr. McKenna has served as chair of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE) since August 2023. Mr. McKenna holds a B.S. in Marketing from Arizona State University and an M.B.A. from Azusa Pacific University.

In connection with his appointment to the Board, Mr. McKenna will enter into the Indemnification Agreement described under Item 1.01 of this Current Report on Form 8-K. Mr. McKenna will receive cash compensation as set forth in the Company’s non-employee director cash and equity compensation program (the “Program”) and an option to purchase 40,000 shares of the Company’s common stock under the Company’s 2016 Equity Incentive Plan (the “Plan”) in accordance with the Program, with an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant and a 10-year term. This option will vest and become exercisable in 36 equal monthly installments beginning on the date of each grant until such time as the option is 100% vested, subject to Mr. McKenna’s continued service to the Company through each applicable vesting date. There are no family relationships between Mr. McKenna and any of the executive officers or directors of the Company.

Mr. McKenna and the Company are parties to a consulting agreement, pursuant to which Mr. McKenna agreed to continue to provide consulting services as an independent contractor to the Company, with an effective date of August 1, 2023 (the “Vesting Commencement Date”). As compensation for Mr. McKenna’s consulting services, on

November 22, 2023, he was granted non-qualified stock options to purchase 477,000 shares of the Company’s common stock under the Plan with an exercise price of $10.39 per share, which vest as to 25% on the one year anniversary of the Vesting Commencement Date and thereafter vest and become exercisable in 48th equal monthly installments, subject to Mr. McKenna’s continued service to the Company through each applicable vesting date. Other than as disclosed above, Mr. McKenna is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amendment to the Chief Executive Officer’s Amended and Restated Employment Letter Agreement

On February 1, 2024, the Company and Dr. Cameron Turtle entered into an amendment to Dr. Turtle’s amended and restatement employment letter agreement (the “Amendment”). The Amendment provides for an increase to the CIC Severance Amount (as defined therein) by an amount equal to 0.5 times Dr. Turtle’s target bonus for the year in which a qualifying termination occurs.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2024, the Board adopted an amendment and restatement of the Company’s Amended and Restated Bylaws as previously adopted by the Aeglea board of directors (as amended and restated, the “Amended and Restated Bylaws”), effective as of such date, in order to, among other things:

•

revise the voting standards for matters submitted to a vote of stockholders other than for the election of directors to be the affirmative vote of the holders of at least a majority of the voting power of the Company’s stock present in person or represented by proxy and entitled to vote on the matter, except as otherwise required by the Company’s Certificate of Incorporation, the Amended and Restated Bylaws, or any law, rule or regulation;

•

update the procedural and disclosure requirements for director nominations made and business proposals submitted by stockholders (other than proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended);

•	opt out of Section 116 of the Delaware General Corporation Law (the “DGCL”) regarding electronic delivery of documents or information;

•	update various provisions regarding the organization and conduct of meetings of stockholders, authority of the meeting chair, meetings of the Board and the officers of the Company;

•	update certain procedures and standards with respect to indemnification and advancement of expenses to directors, officers and other agents of the Company;

•	update provisions to align with the Company’s governance structure and remove provisions otherwise duplicative with other Company documents and/or the DGCL; and

•	make various other updates, including clarifying, ministerial and conforming changes.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 1, 2024, the Board adopted a new Code of Business Conduct and Ethics of the Company (the “Code of Conduct”), effective as of such date. The Code of Conduct supersedes the Company’s existing Code of Conduct and Ethics as previously adopted by the Aeglea board of directors (the “Existing Code of Conduct”). The Code of Conduct applies to all directors, officers and employees of the Company and is intended to enhance understanding of the Company’s standards of ethical business practices and promote awareness of ethical issues that may be encountered in carrying out a director’s, officer’s or employee’s responsibilities. Among other things, the Code of Conduct:

•

updates the Company’s policies and procedures with respect to (i) legal and regulatory compliance, including regarding anti-corruption standards, clinical trial regulations and privacy laws, (ii) relationships that create actual or potential conflicts of interest, (iii) communications with the public, and (iv) confidentiality;

•	updates the Company’s whistleblower hotline and procedures for reporting complaints;

•	updates the Company’s policies and procedures with respect to an amendment or waiver of the Code of Conduct;

•	includes commitments to environmental protection and safe and healthy work environment;

•	removes various provisions otherwise duplicative with other Company documents and/or applicable law; and

•	makes various other updates, including clarifying, ministerial and conforming changes.

The adoption of the Code of Conduct did not result in any explicit or implicit waiver of any provision of the Existing Code of Conduct. The foregoing description of the Code of Conduct does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company, effective as of February 1, 2024.

10.1	Form of Indemnification Agreement.

10.2	Amendment to the Amended and Restated Letter Agreement by and between the Company and Cameron Turtle, dated as of February 1, 2024.

14.1	Code of Business Conduct and Ethics of the Company, effective as of February 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2024	SPYRE THERAPEUTICS, INC.

	By:	/s/ Cameron Turtle
Cameron Turtle Chief Executive Officer